                             Merchants Bancorp, Inc.





                                 March 14, 1997

Dear Stockholder:

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Merchants Bancorp, Inc. to be held at the Copley Theatre, North Island Center, 8 East Galena Boulevard, Aurora, Illinois on Tuesday, April 15, 1997 at 9:30 a.m.

     As more fully described in the attached Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement, the principal business to be addressed at the meeting is the election of directors and the ratification of the appointment of Crowe, Chizek and Company LLP as independent public accountants for the current fiscal year. In addition, we will review with you the affairs and progress of the Company during the past fiscal year.

     Your participation at this meeting is very important, regardless of the number of shares you hold. Whether or not you contemplate attending the meeting, we would appreciate your dating, signing and mailing the enclosed proxy as promptly as possible in the accompanying envelope. If you attend the meeting, you may revoke your proxy and vote your shares in person.

     We look forward with pleasure to seeing and visiting with you at the meeting.

                                   Sincerely,

                                   /s/ Calvin R. Myers

                                   CALVIN R. MYERS
                                   CHAIRMAN, PRESIDENT
                                   AND CHIEF EXECUTIVE OFFICER

                             Merchants Bancorp, Inc.


                                34 SOUTH BROADWAY
                           AURORA, ILLINOIS 60507-0289
                                 (630) 896-9000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD APRIL 15, 1997


TO THE STOCKHOLDERS OF MERCHANTS BANCORP, INC., AURORA, ILLINOIS:

     The Annual Meeting of Stockholders of Merchants Bancorp, Inc. (the "Company") will be held at the Copley Theatre, North Island Center, 8 East Galena Boulevard, Aurora, Illinois 60506, on Tuesday, April 15, 1997, at 9:30 a.m., for the following purposes:

     1. To elect three individuals to serve in Class A for a term of three years.

     2. To ratify the appointment of Crowe, Chizek and Company LLP as independent public accountants for the Company for the year ending December 31, 1997.

     3. To act upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Stockholders of record on the books of the Company at the close of business on March 3, 1997, will be entitled to vote at the meeting. STOCKHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING. Stockholders giving proxies retain the right to revoke them at any time before they are voted by written notice of revocation to the Secretary of the Company, and stockholders present at the meeting may revoke their proxies and vote in person.

     For further information concerning individuals nominated as directors, use of the proxy, and other related matters, you are respectfully urged to read the Proxy Statement on the following pages. Enclosed is a copy of the Company's 1996 Annual Report to Stockholders.

                                   By order of the Board of Directors,

                                   /s/ Dana K Hopp

                                   DANA K. HOPP
                                   ADMINISTRATIVE ASSISTANT
                                   AND SECRETARY-TREASURER

Aurora, Illinois
March 14, 1997

                             MERCHANTS BANCORP, INC.

                 34 SOUTH BROADWAY, AURORA, ILLINOIS 60507-0289
                                 (630) 896-9000

                                 PROXY STATEMENT

     This Proxy Statement is furnished to stockholders of record on March 3, 1997, of Merchants Bancorp, Inc. (the "Company") in connection with the solicitation on behalf of the Board of Directors of proxies to be used at the Annual Meeting of Stockholders, or any adjournments or postponements thereof. The meeting will be held at the Copley Theatre, North Island Center, 8 East Galena Boulevard, Aurora, Illinois 60506, on Tuesday, April 15, 1997, at
9:30 a.m. The Company is a bank holding company which is the parent of The Merchants National Bank of Aurora, Aurora, Illinois ("Merchants Bank"), the Fox Valley Bank, St. Charles, Illinois ("Fox Valley Bank") and the Hinckley State Bank, Hinckley, Illinois ("Hinckley Bank").

     The Board of Directors would like to have all stockholders represented at the meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. Stockholders giving proxies retain the right to revoke them at any time before they are voted by written notice of revocation to the Secretary of the Company, and stockholders present at the meeting may revoke their proxy and vote in person. A proxy, when properly executed and not so revoked, will be voted in accordance therewith. A majority of the shares of the Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum.

     Stockholders of record on the books of the Company, at the close of business on March 3, 1997, will be entitled to vote at the meeting. As of March 3, 1997, the Company had outstanding 2,579,522 shares of Common Stock, par value $1.00 per share, with each share entitling its owner to one vote on each matter submitted to a vote at the Annual Meeting. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be required to constitute stockholder approval. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote. Abstentions will be treated as votes against a proposal and broker non-votes will have no effect on the vote.

     The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone, courier or facsimile transmission by officers, directors and certain employees of the Company who will not be specially compensated for such solicitation. This Proxy Statement and the accompanying proxy card were mailed or given to stockholders commencing on or about March 14, 1997.

                              ELECTION OF DIRECTORS

     At the Annual Meeting of the Stockholders to be held on April 15, 1997, the stockholders will be entitled to elect three (3) Class A directors for a term expiring in 2000. The directors of the Company are divided into three classes having staggered terms of three years. All of the nominees for election as Class A directors are incumbent directors. The Company has no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

     Set forth below is information concerning the nominees for election and for the other persons whose terms of office will continue after the meeting, including age, year first elected a director and business experience during the previous five years of each, as of March 3, 1997. Each of the three nominees for Class A director, if elected at the Annual Meeting of Stockholders, will serve as a Class A director for a three year term expiring in 2000. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR SHARES FOR EACH OF THE NOMINEES.

                                    NOMINEES


                          PRINCIPAL OCCUPATION  FOR THE
                          PAST FIVE YEARS AND OTHER              YEAR ELECTED
NAME AND AGE              DIRECTORSHIPS                          TO THE BOARD
------------              ------------------------------         -------------
CLASS A
(TERM EXPIRES 2000)
William F. Hejna, M.D. .   Senior Attending Surgeon,                  1996
(Age 64)                   Rush-Presbyterian-St.
                           Luke's Medical Center,
                           Chicago, Illinois;
                           Professor, Rush Medical
                           College and Rush College
                           of Health Sciences;
                           Managing Partner, Pain &
                           Rehabilitation Clinic of
                           Chicago; Director, MacNeal
                           Memorial Hospital
                           Association

James D. Pearson. . . .    President and Director,                    1982
(Age 59)                   Aurora Metals Division,
                           LLC (non-ferrous foundry)
                           (1981-present); Director,
                           Merchants National Bank
                           (1982-present)

Frank A. Sarnecki . . .    Director General, Moose                    1994
(Age 61)                   International, Inc.
                           (fraternal
                           organization)(1994-
                           present); Real Estate
                           Appraiser, Joy Appraisal
                           Co. (1969-1994); Director,
                           Merchants National Bank
                           (1994-present)


                              CONTINUING DIRECTORS
CLASS B
(TERM EXPIRES 1998)
William C. Glenn  . . .    President and Director,                    1982
(Age 58)                   Olsson Roofing
                           Company, Inc. (roofing and
                           sheet metal contractor);
                           Director, Merchants
                           National Bank (1977-
                           present)

John M. Lies . . . . .     Vice President and                         1995
(Age 50)                   Treasurer, Arnold Lies Co.
                           (real estate investment
                           and management
                           company)(1969-present);
                           Director, Merchants
                           National Bank (1989-
                           present)

Norman L. Titiner. . .     President, Carpetville,                    1989
(Age 63)                   Inc. (retail floor
                           coverings) (1966-present);
                           Director, Merchants
                           National Bank (1988-
                           present)

CLASS C
(TERM EXPIRES 1999)
C. Tell Coffey  . .        Self employed,                             1982
(Age 68)                   construction business
                           (1985-present); Director,
                           Merchants National Bank
                           (1981-present)

                          PRINCIPAL OCCUPATION  FOR THE
                          PAST FIVE YEARS AND OTHER              YEAR ELECTED
NAME AND AGE              DIRECTORSHIPS                          TO THE BOARD
------------              ------------------------------         -------------
Calvin R. Myers . . .      Chairman of the Board,                     1986
(Age 54)                   President and CEO of
                           Merchants Bancorp, Inc.
                           and of The Merchants
                           National Bank of Aurora;
                           Director and President,
                           VBH Corp. (1996-present);
                           Director and President,
                           Valley Banc Services Corp.
                           (1996-present); Director,
                           Fox Valley Bank of St.
                           Charles (1996-present)

John J. Swalec. . . .      President, Waubonsee                       1988
(Age 62)                   Community College
                           (1981-present); Director,
                           Merchants National Bank
                           (1987-present)
-------------------
     Mr. William S. Wake, who has served as a director since 1974, will retire as a director at the Annual Meeting.

     There are no arrangements or understandings between any of the directors, executive officers or any other person pursuant to which any of the directors or executive officers have been selected for their respective positions.

BOARD COMMITTEES AND MEETINGS

     The Board of Directors of the Company has established an Executive Committee. The directors of the Company who are members of the Executive Committee are William C. Glenn, C. Tell Coffey, John M. Lies, James D. Pearson, John J. Swalec and William S. Wake. This committee has the responsibility for nominating persons for vacancies on the board and for reviewing and approving the compensation of executive officers. The Executive Committee also handles such other matters as are delegated to it by the Board of Directors, including, without limitation, acting in lieu of the full Board of Directors between regularly scheduled quarterly meetings. The Executive Committee met twelve times in 1996. The Executive Committee will consider suggestions for nominations of possible candidates for directors submitted by stockholders. Stockholders who wish to suggest qualified candidates should write to the Secretary of the Company at 34 South Broadway, Aurora, Illinois 60507-0289, stating in detail the qualifications of such person for consideration by the committee. In addition, such nominations must comply with the other provisions of Article II, Section 10 of the Company's Bylaws.

     The Board of Directors of the Company also has established an Examining Committee. The directors of the Company who are members of the Examining Committee are James D. Pearson, C. Tell Coffey, William F. Hejna and Frank A. Sarnecki. The Examining Committee confers with the independent auditors of the Company and otherwise reviews the standards of internal controls, reviews the scope and results of the audits, assesses the accounting principles followed by the Company and recommends the selection of independent auditors. The Examining Committee met five times in 1996.

     The Board of Directors of the Company had eleven meetings during 1996. All of the directors during their terms of office in 1996 attended at least 75% of the Board of Directors meetings and committee meetings on which they served, except Messrs. Hejna and Sarnecki, who attended 70% and 69% of such meetings, respectively.

COMPENSATION OF DIRECTORS

     Through September, 1996, directors' fees paid by the Company included $100 for each meeting of the Board of Directors and $100 for each committee meeting attended, except for Messrs. Myers and Hejna. Directors' remuneration was paid monthly. Beginning in October, 1996, directors' fees paid by the Company included $400 for each quarterly meeting of the Board of Directors attended, $200 for each Executive Committee meeting attended and $150 for each Examining Committee meeting attended. Mr. Myers receive no fees for his services as a director of the Company and, in addition to the above fees, Dr. Hejna receives an annual retainer of $1,500. Directors' remuneration is paid quarterly.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock at March 11, 1997, by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, by each director or nominee, by each executive officer named in the Summary Compensation Table and by all directors and executive officers of the Company as a group.


 NAME OF INDIVIDUAL OR                  AMOUNT AND NATURE OF          PERCENT
 NUMBER OF INDIVIDUALS IN GROUP         BENEFICIAL OWNERSHIP(1)       OF CLASS
 ------------------------------         -----------------------       --------
 DIRECTORS AND NOMINEES
 C. Tell Coffey  . . . . . . . . . . . .    10,000(2)                     *
 William C. Glenn  . . . . . . . . . . .    35,953(3)                   1.39%
 William F. Hejna, M.D.  . . . . . . . .     3,000                        *
 John M. Lies  . . . . . . . . . . . . .     3,232                        *
 Calvin R. Myers . . . . . . . . . . . .    32,455(4)                   1.26%
 James D. Pearson  . . . . . . . . . . .    13,039                        *
 Frank A. Sarnecki . . . . . . . . . . .       419                        *
 John J. Swalec  . . . . . . . . . . . .     1,380                        *
 Norman L. Titiner . . . . . . . . . . .     2,876                        *
 OTHER EXECUTIVE OFFICERS
 Frank K. Voris  . . . . . . . . . . . .    31,307(5)                   1.21%
 Terence L. Kothe  . . . . . . . . . . .    13,364(6)                     *
 Randal A. Wright  . . . . . . . . . . .    12,688(7)                     *
 All directors and executive officers as
 a group (15 persons)  . . . . . . . . .   139,753(8)                   5.42%
----------------------

*    Less than 1%

(1) The information contained in this column is based upon information furnished to the Company by the individuals named above. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below.

(2) Represents shares held by Merchants Bank as agent and over which Mr. Coffey has no voting and sole investment power.

(3) Includes 12,500 shares held by Merchants Bank as agent and over which Mr. Glenn has no voting and sole investment power. Excludes 1,326 shares beneficially owned by Mr. Glenn's adult children. Mr. Glenn disclaims beneficial ownership of all such excluded shares.

(4) Includes 9,141 shares held in joint tenancy with Mr. Myers' spouse and over which voting and investment power is shared and 15,873 shares subject to options awarded pursuant to the Merchants Bancorp, Inc. 1993 Stock Incentive Plan (the "Stock Option Plan") which are presently exercisable and over which Mr. Myers has no voting and sole investment power.

(5) Includes 12,500 shares held in trust as part of the Estate of Frank Voris over which Mr. Voris shares investment power but has no voting power and 7,204 shares subject to options awarded pursuant to the Stock Option Plan which are presently exercisable and over which Mr. Voris has no voting and sole investment power. Excludes 2,970 shares held by Mr. Voris' spouse and 1,349 shares beneficially owned by Mr. Voris' adult children, the beneficial ownership of which shares is disclaimed by Mr. Voris.

(6) Includes 4,663 shares subject to options awarded pursuant to the Stock Option Plan which are presently exercisable and over which Mr. Kothe has no voting and sole investment power.

(7) Includes 1,869 shares held in joint tenancy with Mr. Wright's spouse and over which voting and investment power is shared, and 271 shares held in an IRA of Mr. Wright's spouse, over which shares Mr. Wright has no voting or investment power. Also includes 5,238 shares subject to options awarded pursuant to the Company's Stock Option Plan which are presently exercisable and over which Mr. Wright has no voting and sole investment power.

(8) Includes an aggregate of 37,176 shares subject to options awarded to certain directors and officers pursuant to the Stock Option Plan which are presently exercisable and over which the respective directors and/or officers have no voting and sole investment power.

     As of March 3, 1997, Merchants Bank held in its Trust Department in various fiduciary capacities 429,504 shares of the Company's Common Stock (16.6% of the total outstanding). Merchants Bank had full voting responsibility with respect to 220,864 of such shares (8.6% of the total outstanding). Merchants Bank shared voting responsibility with respect to 30,392 of such shares (1.2% of the total outstanding). If Merchants Bank and the person or entity with which it shares voting power do not agree on how these shares should be voted, these shares would not be voted. It is the general policy of Merchants Bank to vote shares of stock of the Company in accordance with the recommendations of the Board of Directors. Merchants Bank had full investment power with respect to 151,180 shares (5.9% of the total outstanding) and shared investment power with respect to 41,492 shares (1.6% of the total outstanding).

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers, directors and persons who own more than 10% of the Company's Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's review of the copies of such forms, and, if appropriate, representations made to the Company by any such reporting person concerning whether a Form 5 was required to be filed for 1996, the Company is not aware that any of its directors, executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during the period commencing January 1, 1996 through December 31, 1996, except that Mr. Pearson reported a purchase of 1,000 shares in October, 1996, on a Form 4 filed in December, 1996; Mr. Glenn reported a purchase of 1,000 shares in June, 1996 on a Form 5 filed in February, 1997 and Dr. Hejna reported a purchase of 2,000 shares in September, 1996, on a Form 5 filed in February, 1997.

                             EXECUTIVE COMPENSATION

CASH COMPENSATION

     The following table shows the compensation earned for the last three fiscal years by the Chief Executive Officer and those executive officers of the Company (including those employed by the Company's subsidiaries) whose 1996 salary and bonus exceeded $100,000:

                                                     SUMMARY COMPENSATION TABLE
                                                     --------------------------
                                                                                            LONG TERM
                                                                                           COMPENSATION
                                                         ANNUAL COMPENSATION                  AWARDS
                                                         -------------------               ------------
                (A)                    (B)              (C)                (D)                 (G)                    (I)
                                                                                             SECURITIES                  ALL OTHER
 NAME AND                                                                                   UNDERLYING                COMPENSATION
 PRINCIPAL POSITION                    YEAR           SALARY($)(1)       BONUS($)(2)       OPTIONS/SARS(#)(3)             ($)(4)
 -------------------------------------------------------------------------------------------------------------------------------
 Calvin R. Myers                       1996            $ 250,001          $53,754                8,011                  $ 12,000
 Chairman of the Board, President      1995              216,231           24,099                7,872                     6,920
 and Chief Executive Officer of        1994              198,308           38,849                7,954                     7,106
 the Company and Merchants Bank

 Frank K. Voris                        1996            $ 134,500          $24,073                3,659                  $ 11,609
 Vice President of the Company         1995              123,381           10,608                3,540                     6,498
 and Executive Vice President and      1994              116,154           17,473                3,624                     6,180
 Chief Operating Officer of
 Merchants Bank

 Terence L. Kothe                      1996            $ 118,750          $10,936                2,683                  $ 25,741
 Executive Vice President, Trust       1995              113,112            6,646                2,218                    24,065
 and Financial Services Division       1994              108,077           10,948                2,288                    24,996
 of Merchants Bank

 Randal A. Wright                      1996            $ 124,063          $12,012                2,744                  $ 10,510
 Executive Vice President,             1995              115,559            7,449                2,652                     5,935
 Commercial Banking Division of        1994              109,715           13,088                2,555                     5,794
 Merchants Bank
 -------------------------------------------------------------------------------------------------------------------------------

 -----------------------

(1)  Includes amounts deferred under the Merchants Bancorp, Inc. Thrift Plan.

(2) These amounts primarily include cash awards under the Management Incentive Plan. The Management Incentive Plan provides for the payment of cash awards based upon the executive's salary and the Company's return on equity for the year. Management Incentive Plan awards are paid in the year following the year earned.

(3) Represents options to buy Common Stock of the Company granted under the Stock Option Plan.

(4) The total amounts in this column reflect the Company's contributions under the Merchants Bancorp, Inc. Thrift Plan and, with respect to Mr. Kothe, such amount also reflects compensation received under an incentive compensation program relating to new accounts he is directly responsible for bringing to the organization.

STOCK OPTION INFORMATION

     The following table sets forth certain information concerning the number and value of stock options granted in the last fiscal year to the individuals named in the Summary Compensation Table:

                                                  OPTION GRANTS IN LAST FISCAL YEAR
                                                  ---------------------------------

                                                          INDIVIDUAL GRANTS
                                                          -----------------
                                                                                                     POTENTIAL REALIZABLE VALUE
                                                                                                     AT ASSUMED ANNUAL RATES OF
                                                                                                      STOCK PRICE APPRECIATION
                                                                                                          FOR OPTION TERM
                                                                                                     --------------------------
     (A)                 (B)              (C)              (D)                       (E)               (F)               (G)

                                      % OF TOTAL
                       OPTIONS      OPTIONS GRANTED
                       GRANTED      TO EMPLOYEES IN  EXERCISE OR BASE PRICE        EXPIRATION
    NAME               (#) (1)         FISCAL YEAR        ($/SH)                     DATE             5%($)               10%($)
 -------------------------------------------------------------------------------------------------------------------------------
 Calvin R. Myers        8,011             42%              $31.00                   5/21/06          $156,215           $395,824
 Frank K. Voris         3,659             19%               31.00                   5/21/06            71,361            180,791
 Terence L. Kothe       2,683             14%               31.00                   5/21/06            52,319            137,567
 Randal A. Wright       2,744             14%    %          31.00                   5/21/06            54,531            136,604
 -------------------------------------------------------------------------------------------------------------------------------


(1) Options become exercisable in equal portions (rounded to nearest share) on November 21, 1996, May 21, 1997 and May 21, 1998.

     The following table sets forth certain information concerning the exercisable and nonexercisable stock options at December 31, 1996 held by the individuals named in the Summary Compensation Table:

                                     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END
                                                            OPTION VALUES
                                     ----------------------------------------------------------
                                SHARES                              NUMBER OF SECURITIES
                               ACQUIRED                            UNDERLYING UNEXERCISED              VALUE OF UNEXERCISED IN-
                                  ON              VALUE              OPTIONS AT FY-END                   THE-MONEY OPTIONS
            NAME               EXERCISE         REALIZED                   (#)(D)                        AT FY-END ($)(E)
           (#)(A)               (#)(B)           ($)(C)        EXERCISABLE       UNEXERCISABLE   EXERCISABLE           UNEXERCISABLE
 -----------------------------------------------------------------------------------------------------------------------------------
 Calvin R. Myers                   ---             $ ---             15,873         7,964              $99,380             $24,364
 Frank K. Voris                    ---               ---              7,204         3,619               45,057              10,994
 Terence L. Kothe                  ---               ---              7,189         2,526               28,499               7,139
 Randal A. Wright                  ---               ---              7,951         2,713               32,576               8,238
 -----------------------------------------------------------------------------------------------------------------------------------

EMPLOYMENT AGREEMENTS

     The Company entered into a three-year employment agreement with Mr. Myers on August 30, 1993. In the absence of a notice from either party to the contrary, the employment term under the agreement extends for an additional year on each anniversary of the agreement. Under this agreement, Mr. Myers received an annual salary of $250,001 in 1996. The agreement includes provisions for periodic increases of Mr. Myers' salary, incentive compensation and participation in the Company's benefit plans.

     The agreement is terminable at any time by either the Company's Board of Directors or Mr. Myers. The Company may terminate the agreement at any time for cause without incurring any post-termination obligation to Mr. Myers. The agreement provides severance benefits in the event Mr. Myers is terminated without cause. The severance benefits are equal to two times his annual salary and continued benefit plan participation for two years. The Company also must pay Mr. Myers all accrued salary, vested deferred compensation and other benefits due to him on the termination date. If Mr. Myers is terminated in connection with a change in control, he is to be paid severance compensation equal to three times his annual salary and other compensation at the rates then in effect at the time of termination, and he will be entitled to continue participating in other benefit plans for three years. Mr. Myers is prohibited from competing with the Company or its subsidiaries within a 25-mile radius of the Company's main office for a period of one year following the termination of his employment.

PENSION PLAN

     The Company maintains the Merchants Bancorp, Inc. Pension Plan (the "Plan") for its employees. The Plan is a non-contributory, trusteed pension plan originally known as "The Merchants National Bank of Aurora Pension Plan," and integrates benefits with anticipated Social Security payments. The Plan, as amended and restated effective January 1, 1986, is intended to meet the requirements of Section 401(a) of the Internal Revenue Code of 1986 (the "Code") and the Employee Retirement Income Security Act of 1974 ("ERISA"). Benefit accruals ceased, and participants became fully vested in their respective benefits under the Plan on January 5, 1996, and the Plan was subsequently terminated on January 20, 1997.

     The following table provides estimated annual benefits payable upon retirement at specified compensation and service levels:

                          PENSION PLAN TABLE
                                                 YEARS OF SERVICE
                                                 ----------------
 FINAL AVERAGE
 ANNUAL SALARY                  15      20       25       30       35
 -------------                  --      --       --       --       --
$  30,000  . . . . . . . .   $4,190   $5,586   $6,983   $8,379   $ 9,776
   40,000  . . . . . . . .    6,440    8,586   10,733   12,879    15,026
   50,000  . . . . . . . .    8,690   11,586   14,483   17,379    20,276
   70,000  . . . . . . . .   13,190   17,586   21,983   26,379    30,776
   90,000  . . . . . . . .   17,690   23,586   29,483   35,379    41,276
  110,000  . . . . . . . .   22,190   29,586   36,983   44,379    51,776
  130,000  . . . . . . . .   26,690   35,586   44,483   53,379    62,276
  150,000  . . . . . . . .   31,190   41,586   51,983   62,379    72,776
  170,000  . . . . . . . .   32,054   42,783   53,512   64,241    74,970
  190,000  . . . . . . . .   35,591   47,681   59,770   71,860    83,949
  205,000  . . . . . . . .   38,244   51,354   64,464   77,574    90,684
  225,000  . . . . . . . .   41,782   56,252   70,723   85,193    99,664
  250,000  . . . . . . . .   45,358   61,204   77,050   92,895   108,741
  270,000  . . . . . . . .   45,358   61,204   77,050   92,895   108,741

     The definition of compensation for the Pension Plan Table is base salary. As of December 31, 1996, the credited years of service for the individuals named in the Summary Compensation Table were as follows: Calvin R. Myers -- 19, Frank
K. Voris -- 11, Terence L. Kothe -- 4 and Randal A. Wright -- 7.

     Benefits are payable upon retirement at age 65 (subject to an early retirement option) and are based upon the number of years of a participant's service and his or her final average monthly compensation. Final average monthly compensation is defined as the participant's average monthly remuneration for the three successive calendar years for which his or her remuneration was the highest out of the ten calendar years immediately preceding the date of termination of service for the participant. Remuneration for purposes of this Plan is gross earnings received by a participant exclusive of overtime pay, bonuses, commissions, expense allowances and all other forms of extraordinary compensation. A monthly income payable at retirement is the product of 1.5% of final average monthly compensation and the participant's years of credited service, less 21.665% of the participant's monthly "Covered Compensation" (reduced proportionately for less than 35 years of credited service at retirement). Covered Compensation is the average of the Social Security taxable wage bases for the 35 year period ending with the year in which the participant attains his or her Social Security retirement age. Covered Compensation for a participant retiring at age 65 in 1997 is $27,576.

     The amounts set aside or accrued in the last fiscal year for the Plan are computed on an actuarial basis using an aggregate funding method, and cost cannot satisfactorily be allocated to individual employees. Because of the funded status of the Plan, contributions were not required for the 1996 fiscal year.

     THE INCORPORATION BY REFERENCE OF THIS PROXY STATEMENT INTO ANY DOCUMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE COMPANY SHALL NOT BE DEEMED TO INCLUDE THE FOLLOWING REPORT UNLESS SUCH REPORT IS SPECIFICALLY STATED TO BE INCORPORATED BY REFERENCE INTO SUCH DOCUMENT.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's compensation program is administered by the Executive Committee of the Board of Directors. The Committee is comprised of six independent, non-employee directors. The Chief Executive Officer serves on this committee ex-officio, but not as Chairman. Following review and approval by the Executive Committee, all matters regarding executive compensation are referred to the Board of Directors for final approval.

     In determining appropriate levels of executive compensation, the Committee has at its disposal reference information regarding compensation ranges and levels for executive positions in comparable companies. In determining compensation to be paid to executive officers, primary consideration is given to quality long-term earnings growth to be accomplished by achieving both financial and non-financial goals such as the implementation of the sales program, asset quality and growth and staff training. The objectives of this philosophy are to
(i) encourage a consistent and competitive return to stockholders, (ii) reward bank and individual performance, (iii) provide financial rewards for performance for those having significant impact on corporate profitability and (iv) provide competitive compensation in order to attract and retain key personnel.

     The two basic components to the total compensation of all key executives, including the Chief Executive Officer, are base salary and an incentive component. The salary component is reflective of levels of responsibility, authority and performance relative to similar positions in the banking industry. These criteria are quantified by an external, nationally-recognized compensation consulting company and are converted to salary ranges for various positions within the organization, including that of Chief Executive Officer. The practice of the Compensation Committee for the expected level of performance by an executive in that particular job position is to have base salary reflect a level consistent with the mid-point of the relevant range.

     The incentive portion is directly related to overall executive performance as measured by growth in earnings per share, asset growth, return on equity, new trust business or other organizational issues such as investigating the appropriateness of new lines of business, various opportunities for expansion and other measures reflective of organizational growth and progress. The incentive portion of the Chief Executive Officer's compensation is a function of the degree to which the incumbent has successfully met a variety of objectives set forth in writing by the Board of Directors at the beginning of the year.
His percentage completion of these objectives is then used to determine the degree to which he participates in the final incentive award.

     The stock option portion of compensation closely follows the cash incentive portion. The mid-point of the executive's salary range is adjusted downward by a weighing factor and then multiplied by the same percentage of completion as was used to determine the cash incentive portion. This figure is then divided by a number provided by an independent, external consulting agency which reflects the present value of the option, itself.

     The 1996 compensation of the Chief Executive Officer was determined by the Executive Committee based on the policies previously described. The Chief Executive Officer, while primarily compensated by Merchants Bank, has a range of responsibility for the management of both the Company and its subsidiaries which is considered when establishing levels of compensation.

                           William C. Glenn, Chairman
                                 C. Tell Coffey
                                  John M. Lies
                                James D. Pearson
                                 John J. Swalec
                                 William S. Wake

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Myers served in an ex-officio capacity on the Executive Committee of the Company during the past fiscal year. However, Mr. Myers did not participate in any decision pertaining to his own compensation.

     THE INCORPORATION BY REFERENCE OF THIS PROXY STATEMENT INTO ANY DOCUMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE COMPANY SHALL NOT BE DEEMED TO INCLUDE THE FOLLOWING PERFORMANCE GRAPH AND RELATED INFORMATION UNLESS SUCH GRAPH AND RELATED INFORMATION ARE SPECIFICALLY STATED TO BE INCORPORATED BY REFERENCE INTO SUCH DOCUMENT.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The following graph shows a five year comparison of cumulative total returns for the Company, the Nasdaq Stock Market (US Companies) and an index of Nasdaq Bank Stocks. The Common Stock of the Company trades in the over-the-counter market and was first listed for quotation on the Nasdaq Stock Market in October, 1993. The graph was prepared at the Company's request by Research Data Group, San Francisco, California.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                   ASSUMES $100 INVESTED ON DECEMBER 31, 1991

                                     [GRAPH]



 *TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS

                                                       Cumulative Total Return
 -------------------------------------------------------------------------------------------------------------------------------
                                                   12/31/91       12/31/92      12/31/93      12/31/94    12/31/95      12/31/96
 -------------------------------------------------------------------------------------------------------------------------------
 Merchants Bancorp Inc.                               $100          $178          $258          $265         $358           $396
 Nasdaq Stock Market - US                             $100          $116          $134          $131         $185           $227
 Nasdaq Bank Index                                    $100          $146          $166          $165         $246           $326
 -------------------------------------------------------------------------------------------------------------------------------

                          TRANSACTIONS WITH MANAGEMENT

     Certain directors and executive officers of the Company (including their affiliates, families and companies in which they are principal owners, officers or directors) were loan customers of, and had other transactions with, the Company and its subsidiaries in the ordinary course of business. Such loans and lines of credit were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The appointment of independent public accountants is approved annually by the Board of Directors. The decision of the Board of Directors is based on the recommendation of the Examining Committee. In making its recommendation, the Examining Committee reviews both the audit scope and estimated fees for professional services for the coming year. The Board of Directors has authorized the engagement of Crowe, Chizek and Company LLP ("Crowe Chizek") as its independent public accountants for the fiscal year 1997. Crowe Chizek has had the responsibility for examining the consolidated financial statements of the Company and its subsidiaries since 1992. A proposal will be presented at the meeting to ratify the appointment of Crowe Chizek. If the appointment of Crowe Chizek is not ratified, the matter of the appointment of independent public accountants will be considered by the Board of Directors.

     One or more representatives of Crowe Chizek are expected to be present at the annual meeting with the opportunity to make a statement, if they desire to do so, and to be available to respond to the appropriate questions.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THIS APPOINTMENT.

                  STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     For inclusion in the Company's Proxy Statement and form of proxy relating to the 1998 Annual Meeting of Stockholders, stockholder proposals must be received by the Company on or before November 11, 1997. In order to be presented at such meeting, notice of the proposal must be received by the Company on or before February 14, 1998, and must otherwise comply with the Company's bylaws.

                                  OTHER MATTERS

     Management does not intend to present any other business at the meeting and knows of no other matters which will be presented. However, if any other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on those matters.

                                VOTING OF PROXIES

     Unless a stockholder indicates otherwise, shares represented by proxy will be voted in favor of the election of the three nominees for Class A director named in this proxy statement (or such other person designated by the Board of Directors in the event a nominee is unable or declines to serve), and in favor of the ratification of the appointment of Crowe Chizek as independent public accountants for the Company for the year ending December 31, 1997.

                              By order of the Board of Directors,

                              /s/ Dana K. Hopp

                              DANA K. HOPP
                              ADMINISTRATIVE ASSISTANT
                              AND SECRETARY-TREASURER
Aurora, Illinois
March 14, 1997

PROXY                        MERCHANTS BANCORP, INC.                       PROXY
                  Proxy is Solicited By the Board of Directors
            For the Annual Meeting of Stockholders -- April 15, 1997

     The undersigned hereby appoints Walter E. Deuchler, Jr., Edward J. McWethy and Ralph D. Voris, or any of them acting in the absence of the others, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of Common Stock that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Stockholders of Merchants Bancorp, Inc., to be held at the Copley Theatre, North Island Center, 8 East Galena Boulevard, Aurora, Illinois 60506, on Tuesday, April 15, 1997, at 9:30 a.m., local time, or any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement (receipt of which is hereby acknowledged) as designated on the reverse side, and in their discretion, the proxies are authorized to vote upon such other business as may come before the meeting.

/ /  Check here for address change.     / /  Check here if you plan to attend
     New Address:                            the meeting.
                 ----------------------
     ----------------------------------
     ----------------------------------

                  (Continued and to be signed on reverse side.)

                             MERCHANTS BANCORP, INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

 1.  Election of Directors               2.  To ratify the selection of
     William F. Hejna, M.D., James D.        Crowe, Chizek & Company LLP as
     Pearson and Frank A. Sarnecki           independent auditors for the
                                             Company for 1997.

     The Board of Directors recommends a
     vote FOR all proposals.

                                             THIS PROXY WILL BE VOTED IN
                                             ACCORDANCE WITH SPECIFICATION MADE.
                                             IF NO CHOICES ARE INDICATED, THIS
                                             PROXY WILL BE VOTED FOR ALL
                                             PROPOSALS.


                                             Dated:                   , 1997
                                                   -------------------
NOTE:  Please sign exactly as your
name(s) appears.  For joint accounts,
each owner should sign.  When signing as
executor, administrator, attorney, trustee   Signature(s)
or guardian, etc., please  give your full                ---------------------
title.                                                   ---------------------